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                      Johnson & Johnson
                    Executive Bonus Plan



1.   Purposes.

     The purposes of the Johnson & Johnson Executive Bonus Plan (the "Plan") are to attract and retain highly qualified individuals as executives; to obtain from each the best possible performance; and to underscore to them the importance of achieving business objectives. The Plan, as set forth herein, supersedes prior versions of the Johnson & Johnson Executive Bonus Plan, but it does not replace or amend the Johnson & Johnson Executive Incentive Plan.

2.   Definitions.

     For purposes of the Plan:

     "Award" means (i) a dollar-denominated bonus awarded to an Eligible Employee pursuant to the Plan with respect to a Year and (ii) solely for the purpose set forth in
Section 8(a) hereof, any payment identified in Appendix A hereto.

     "Board" means the Board of Directors of the Corporation.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Management Compensation Committee of the Corporation.

     "Common Stock" means the common stock, par value $1.00 per share, of the Corporation.

     "Corporation" means Johnson & Johnson, a New Jersey corporation.

     "Eligible Employee" means an individual who is not an Executive Officer but who, at any time during the Year for which an Award is made, is on the active payroll of (i) the Corporation, (ii) any of the Corporation's domestic or international subsidiaries and affiliated entities, (iii) a joint venture operation of the Corporation and its subsidiaries and affiliated entities, or (iv) a partner in such a joint venture who is assigned to such joint venture.

     "Executive Officer" means the Chairman and any Vice
Chairman of the Board and any other officer of the Corporation who has been designated as part of the Office of the Chairman or elected a Member of the Executive Committee of the Corporation.

     "Fair Market Value" on any date means the average of the high and low sales prices, on such date, of shares of Common Stock on the principal securities exchange on which such shares are traded or, if there are no such sales on such date, then the average of the high and low sales prices of such shares on the date or dates that the Committee determines, in its sole discretion, to be appropriate.

     "LTIP" means the Johnson & Johnson Long-Term Incentive
Plan as in effect from time to time.

     "Plan" means the Johnson & Johnson Executive Bonus Plan as set forth herein and as amended from time to time.

     "Share Election" means an election by an Eligible Employee in accordance with the provisions of Section 5 hereof to reduce the percentage of the Award for a Year that is payable in cash and to receive, in lieu of any such cash, shares of Common Stock with a Fair Market Value (determined as of a date designated by the Committee) equal to the dollar amount of the Award that the Eligible Employee elects not to receive in cash.

     "Year" means the calendar year.

3.   Administration.

  (a) Authority of Committee. The Plan shall be administered by the Committee, which shall have all of the powers vested in it by the terms of the Plan, including the authority
(subject to the restrictions imposed by the Plan):

       to select the Eligible Employees to be granted Awards;

       to determine the nature, size, and terms of each Award;

       to determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;

       to determine whether any conditions applicable to an Award have been met; and

       to determine the guidelines and/or procedures for the payment of Awards.

  (b) Interpretation of Plan. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures, and instruments that are not inconsistent with the Plan and that, in the Committee's opinion, may be necessary or advisable for the administration and operation of the Plan. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all persons, including the Corporation, its subsidiaries, its shareholders, and all Eligible Employees.

  (c) Delegation of Authority. To the extent not prohibited by law, the Committee may delegate its authority hereunder to one or more of its members or other persons.

  (d) Execution of Documents and Provision of Assistance. The Committee may designate employees of the Corporation to execute documents on behalf of the Committee or otherwise to assist the Committee in the administration and operation of the Plan.

  (e) Uniformity Not Required. The terms and conditions that apply to Awards, including, but not limited to, Share Elections, need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Eligible Employee, or among all Awards granted at the same time.

4.   Eligibility.

     Subject to the terms and conditions of the Plan, the Committee may, from time to time, select from all Eligible Employees those to whom Awards shall be granted for each Year and shall determine the nature, size, and terms of each Award.

5.   Awards.

  (a) General. Subject to the provisions of this Section 5, an Award to an Eligible Employee for a Year shall be paid in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Committee. Each Award to an Eligible Employee shall be paid entirely in cash unless the Committee requires such Eligible Employee to receive all or part of such Award in shares of Common Stock pursuant to the provisions of this Section 5(a) or such Eligible Employee makes a Share Election with respect to such Award. If the Committee determines that an Eligible Employee shall receive all or part of an Award for a Year in shares of Common Stock, the Eligible Employee may not make a Share Election with respect to any portion of such Award that is payable in cash.

  (b)  Share Election.  Subject to the provisions of this
Section 5, the Committee may allow an Eligible Employee to elect to reduce the percentage of the Award for a Year that is payable in cash and to receive, in lieu of any such cash, shares of Common Stock with a Fair Market Value (determined as of a date designated by the Committee) equal to the dollar amount of the Award that the Eligible Employee elects not to receive in cash.

  (c) Permissible Elections. A Share Election with respect to an Award for a Year must designate the percentage of such Award that the Eligible Employee elects to forgo receiving in cash. The Committee may provide that a Share Election shall not be effective unless such Share Election (i) designates a percentage that the Committee permits and (ii) causes the Eligible Employee to receive at least a specified minimum number of shares of Common Stock.

  (d) Election Procedure. The Committee may require any Share Election to be made in such manner and form and by such date as the Committee shall specify. A Share Election shall become irrevocable on the date specified by the Committee. A Share Election that fails to conform to the requirements specified by the Committee shall have no effect, and any Award for which such Share Election was made shall be paid entirely in cash.

  (e) No Right to Award. An Eligible Employee shall not be entitled to an Award merely because he or she is allowed to make (or actually makes) a Share Election. Likewise, an Eligible Employee shall not be ineligible for an Award merely because he or she is not allowed to make (or does not make) a Share Election.

  (f) Source of Shares. If the Committee determines, pursuant to the provisions of Section 5(a) hereof, that all or part of an Award shall be paid in shares of Common Stock, such shares shall be paid from the aggregate number of shares of Common Stock authorized to be issued under the terms of the LTIP and shall be issued in accordance with, and subject to, the terms of the LTIP. By contrast, if an Eligible Employee makes a Share Election, any shares issued as a result of such Share Election shall not be issued pursuant to the LTIP and shall not be subject to the terms of the LTIP.

  (g) Evidence of Interest in Shares. Each share of Common Stock issued or transferred pursuant to the Plan shall be evidenced by an interest in such share registered in the name of the applicable Eligible Employee on the books and records of the Corporation or its designee (or by a physical certificate if such a certificate is issued with respect to such share).

(h) Date of Issuance. The date when interests in, or certificates evidencing, shares of Common Stock are issued or transferred to an Eligible Employee as part of an Award
(and therefore the first date when such Eligible Employee may transfer any such shares) may occur after the date on which the Eligible Employee first acquires a beneficial interest in such shares.
6.   Payment.

  (a) Discretionary Awards. An Eligible Employee shall not have any right to an Award until the Award is approved in accordance with the provisions of Section 6(b) hereof.

  (b) Authorization. An Award may not be paid hereunder until and unless (i) the Committee approves such Award, and
(ii) the Compensation and Benefits Committee of the Board approves either such Award or the fund, pool, or reserve from which such Award is to be paid.

  (c) Timing. If the requirements imposed by the provisions of Section 6(b) hereof are satisfied, then except as otherwise determined by the Committee, each Award for a Year shall be paid after the end of such Year and on or before the March 15th next following the end of such Year.

  (d) Installments. An Award may be paid in installments. For example, an Eligible Employee may acquire a beneficial interest in the portion of an Award that is payable in shares of Common Stock before the Eligible Employee receives the cash portion of such Award.

7.   Adjustments.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination, exchange of shares or other change in corporate structure affecting any class of Common Stock, the Committee shall make such adjustments to the class and aggregate number of shares to be delivered under the Plan as the Committee may determine to be appropriate.

8.   Miscellaneous.

  (a) Other Payments. Any payment identified in Appendix A hereto shall be treated as an Award solely for the purpose of applying the provisions of Section 5 hereof to such payment; provided that in applying the provisions of
Section 5 hereof to any such payment, the Committee shall take into account the provisions of Sections 2, 3, 7, 8, and 9 hereof.

  (b) Rights as Shareholder. An Eligible Employee shall have no rights as a holder of shares of Common Stock with respect to Awards hereunder unless and until interests in, or certificates evidencing, shares of Common Stock are issued or transferred to such Eligible Employee.

  (c) No Assignment or Transfer. No Award or any rights or interests therein shall be transferable other than by will or the laws of descent and distribution. Once interests in, or certificates evidencing, shares of Common Stock are issued or transferred to an Eligible Employee, such shares of Common Stock may be freely transferred, assigned, pledged, or otherwise subjected to lien, subject to the restrictions imposed by the Securities Act of 1933,
Section 16 of the Securities Exchange Act of 1934, and the Corporation's Insider Trading policy, as such policy may be amended from time to time.

  (d) Withholding Taxes. The Corporation shall have the right to deduct from all Awards paid in cash any federal, state, local, or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in shares of Common Stock, to require the payment (through withholding from the Eligible Employee's salary or otherwise) of any such taxes; provided that, except as otherwise determined by the Committee, all such taxes shall be withheld, to the extent permissible and practicable, from the portion of such Award that is payable in cash before it is withheld or paid from any other source.

  (e) International Employees. Notwithstanding any provision of the Plan to the contrary, the Committee, in its sole discretion, shall have the power and authority (i) to modify the terms and conditions of the Plan insofar as such terms and conditions govern Awards to Eligible Employees who are employed outside the United States, (ii) to establish subplans and other Award terms, conditions, and procedures to the extent such actions may be necessary or advisable to comply with provisions of the laws and regulations of, and/or to conform to the payroll cycles in, countries other than the United States, and (iii) to designate the foreign exchange rate(s) used to determine the number of shares of Common Stock to be issued or transferred to an Eligible Employee who is not compensated in United States currency and who receives shares of Common Stock rather than cash pursuant to the provisions of Section 5 hereof.

  (f) Currency and Other Restrictions. The obligations of the Corporation to deliver Awards in cash or shares of Common Stock shall be subject to currency and other restrictions imposed by any government.

  (g) Limitations on Rights. Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ of the Corporation or any of its subsidiaries or affiliates, and the Plan shall not interfere with or limit in any way the right of the Corporation or any of its subsidiaries or affiliates to terminate any person's employment at any time. Except as set forth herein, no employee shall have any claim or right to be granted an Award under the Plan. By accepting an Award, the Eligible Employee acknowledges and agrees that
(i) the Award shall be governed exclusively by the terms and conditions of the Plan (and, to the extent provided by Section 5(f) hereof, the LTIP), (ii) Awards are not a constituent part of salary and the Eligible Employee is not entitled, under the terms and conditions of employment or by accepting or being granted Awards under the Plan, to have Awards granted to him or her in the future under the Plan or any other plan, (iii) the value of Awards received under the Plan shall be excluded from the calculation of termination indemnities or other severance payments, and (iv) the Eligible Employee shall seek all necessary approval under, make all required notifications under, and comply with all laws, rules, and regulations applicable to the ownership of shares of Common Stock and currency and exchange laws, rules, and regulations.

  (h) Costs and Expenses. The cost and expenses of administering the Plan shall be borne by the Corporation and shall not be charged to any Award or to any Eligible
Employee.

  (i) Fractional Shares. Fractional shares of Common Stock shall not be issued or transferred under an Award, but the Committee may direct that cash be paid in lieu of fractional shares or other fractional units or the Committee may round off fractional shares or units, in its discretion.

  (j) Funding of Plan. The Corporation shall not be required to establish or fund any special or separate account or to make any other segregation of assets to assure the payment of any Award under the Plan.

  (k) Successors. All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.

  (l) Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, any feminine term used herein shall include the masculine, and the plural shall include the singular and the singular shall include the plural.

  (m) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  (n) Requirements of Law. The granting of Awards and the issuance or transfer of shares of Common Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(o) Rules of Construction. Whenever any provision of the Plan refers to any law, rule, or regulation, such provision shall be deemed to refer to the law, rule, or regulation currently in effect and, when and if such law, rule, or regulation is subsequently amended or replaced, to the amended or successor law, rule, or regulation. The term
"including" shall be deemed to include the words "including without limitation."
(p) Governing Law. All questions pertaining to the construction, interpretation, regulation, validity, and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of New Jersey without giving effect to conflict of laws principles, except to the extent superseded by federal law.
9.   Duration.

  (a)  Effective Date and Term.  The Plan was approved by the
Committee on August 30, 2005. The Plan became effective as of September 1, 2005, and shall remain in effect until such time as it is terminated by the Committee.

  (b) Termination and Amendment. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards granted prior to the date of such termination or amendment except to the extent that the Committee reasonably determines that such termination or amendment is necessary or appropriate to comply with applicable law (including the provisions of the Code and the regulations thereunder) or the rules and regulations of any stock exchange on which Common Stock is listed or quoted. Notwithstanding the foregoing, unless the Corporation's shareholders shall have first approved the amendment, no amendment to the Plan shall be effective if shareholder approval of the amendment is required by either applicable law or the rules of the principal securities exchange on which shares of Common Stock are traded.

                         APPENDIX A